Exhibit 10.34

HOTH THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

STOCK UNIT AGREEMENT

Hoth Therapeutics, Inc. (the “Company”) hereby awards Stock Units to the Participant named below. The terms and conditions of the Award are set forth in this cover sheet, in the attached Stock Unit Agreement and in the Company’s 2018 Equity Incentive Plan (the “Plan”). This cover sheet is incorporated into and a part of the attached Stock Unit Agreement (together, the “Agreement”).

Date of Award: ________________, 201__

Name of Participant: _______________________________________________________________________________

Participant’s Social Security Number: _____-____-_____

Number of Stock Units Awarded:

Fair Market Value of a Share on Date of Award: $_____.___

Vesting Calculation Date: __________________, [YEAR]

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Unit Agreement and in the Plan. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus.

Participant:
(Signature)

Company:
(Signature)

Title:	Robb Knie, Chief Executive Officer

Attachment

HOTH THERAPEUTICS, INC.

2018 EQUITY INCENTIVE PLAN

STOCK UNIT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement. Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units. Any prior agreements, commitments or negotiations are superseded.

Award of Stock Units	The Company awards you the number of Stock Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan.

Vesting	As long as you render continuous Service to the Company (or its Parent, Subsidiary or Affiliate), you will become incrementally vested as to 25% of the total number of Stock Units awarded (rounded down to the nearest whole number), as shown above on the cover sheet, on each of the first four anniversaries of the Vesting Calculation Date. In the event that your Service ceases prior to the fourth (4th) anniversary of the Vesting Calculation Date, you will forfeit to the Company without consideration all of the unvested Stock Units subject to this Award. [UPDATE VESTING SCHEDULE AS NECESSARY]

Settlement	To the extent a Stock Unit becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Stock Unit will entitle you to receive one (1) Share (or a cash amount equal to the Fair Market Value of a Share on such date of vesting and the Committee in its discretion may decide to settle vested Stock Units with cash and/or Shares) which will be distributed to you on the applicable vesting date(s) (or the first business day thereafter if the vesting date is not a business day) in exchange for such Stock Unit. Issuance of such Shares and/or cash shall be in complete satisfaction of such vested Stock Units. Such settled Stock Units shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units.

No Assignment	Stock Units shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. If you attempt to do any of these things, this Award will immediately become invalid. You may, however, dispose of this Award in your will or it may be transferred by the laws of descent and distribution. Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any way.

Leaves of Absence

For purposes of this Agreement, while you are a common-law employee, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or its Parent, Subsidiary or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

Voting and Other Rights

As a holder of Stock Units, you shall have no rights other than those of a general creditor of the Company. Subject to the terms of this Agreement, a holder of outstanding Stock Units has none of the rights and privileges of a stockholder of the Company, including no right to vote or to receive dividends (if any). Subject to the terms and conditions of this Agreement, Stock Units create no fiduciary duty of the Company to you and only represent an unfunded and unsecured contractual obligation of the Company. The Stock Units shall not be treated as property or as a trust fund of any kind.

You, or your estate or heirs, have no rights as a stockholder of the Company until you have been issued the applicable Shares by the Company and have satisfied all other conditions specified in the Plan. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such applicable Shares are issued, except as provided in the Plan.

Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes associated with this Award.

The delivery to you of any Shares underlying vested Stock Units will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the discretion of the Committee by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you as of the vesting date and/or by Shares which have already been owned by you for more than six (6) months and which are surrendered to the Company. Such withheld or surrendered Shares will be applied to pay the withholding obligation by using the same Fair Market Value used above in the Settlement section for determining the value of the withheld or surrendered Shares. If Shares are withheld, then you will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares.

Code Section 409A

This Award is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

Notwithstanding anything to the contrary, if, upon your Separation From Service, you are then a Company “specified employee” (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A, the Company shall defer payment of certain of the nonqualified deferred compensation amounts owed to you under this Agreement until the earlier of (i) ten (10) days after the Company receives written confirmation of your death or (ii) the first (1st) business day of the seventh (7th) month following your Separation From Service. Any such delayed payments shall be made to you (or your beneficiaries) without interest. If settlement of this Award is subject to the foregoing delay in payment, then on or before your Termination Date the Company shall determine how many vested Shares subject to this Award (if any) will be settled with cash (“Cash Settled Shares”) and the Fair Market Value of a Share as of the Termination Date shall be used for purposes of determining the value of this cash amount that will be paid to you (without interest) with respect to the Cash Settled Shares.

Restrictions on Issuance and Resale

The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of Shares. The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing. If the sale of Shares acquired under this Award is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

No Retention Rights

Your Award or this Agreement does not give you the right to be retained by the Company (or any Parent or any Subsidiaries or Affiliates) in any capacity. The Company (or any Parent and any Subsidiaries or Affiliates) reserves the right to terminate your Service at any time and for any reason.

This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Adjustments	In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Stock Units covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan. Your Stock Units shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends

All certificates representing the Shares issued under this Award (if any) may, where applicable, have endorsed thereon the following legends and any other legends the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

Notice	Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice to be given or delivered to you relating to this Agreement shall be in writing and addressed to you at such address of which you advise the Company in writing. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Nevada without reference to the conflicts of law provisions thereof.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.

No Rights to Future Awards	Your rights, if any, in respect of or in connection with this Award or any other Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award. By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of other Awards even if Awards have been granted repeatedly in the past. All decisions with respect to future Awards, if any, will be at the sole discretion of the Committee.

Future Value	The future value of the underlying Shares is unknown and cannot be predicted with certainty. If the underlying Shares do not increase in value after the Date of Award, the Award could have little or no value. If you obtain Shares under this Award, the value of the Shares acquired upon settlement may subsequently increase or decrease in value.

No Advice Regarding Award	The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or a Parent or a Subsidiary or an Affiliate to you.

Data Privacy	You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country. You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

Consent to Receive Notices by Electronic Transmission

If you become a stockholder in the Company, you hereby consent to the delivery of stockholder notices by electronic transmission for all purposes and to the fullest extent permitted by law, including the fullest extent set forth in Section 78.370 of the Nevada Revised Statutes of the State of Nevada (the “NRS”). That notices by electronic transmission shall be delivered to you as follows: (1) If by electronic mail, such notices shall be sent to the electronic mail address set forth below your signature or to such other electronic mail address as shall be designated by you in a written notice sent to: Hoth Therapeutics, Inc., 1 Rockefeller Plaza, Suite 1039, New York, NY 10020, Attention: Secretary (2) If by posting on an electronic network, such notices shall be posted for at least five (5) business days on the Company’s web site and you shall be notified of such posting at least three (3) business days’ in advance either (i) by electronic mail complying as to delivery with the terms of paragraph 1 above or (ii) by written notice to you at the address set forth in the Company’s records.

This consent applies to any and all notices required to be given to you for any purpose, including under the NRS and/or if applicable, the Company’s articles of incorporation, bylaws or otherwise. All notices sent by electronic mail will be considered given and received as of and on the date of electronic transmission thereof.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan. Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.